UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(D) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 22, 2006

WPCS INTERNATIONAL INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-26277	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Uwchlan Avenue, Suite 301, Exton, PA 19341
(Address of principal executive offices)

Registrant’s telephone number, including area code: (610) 903-0400

Copy of correspondence to:

Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On June 22, 2006, WPCS International Incorporated (the “Company”), entered into a binding letter of intent to acquire Southeastern Communications Systems, Inc. of Sarasota, Florida (“SECS”). The purchase price is $1,800,000 in cash and $1,400,000 in shares of common stock of the Company. In connection with the acquisition, it is contemplated that certain current officers of SECS will enter into employment agreements with SECS upon completion of the acquisition. The closing of the acquisition is subject to the completion of satisfactory due diligence by WPCS and other customary conditions.

SECS is a provider of specialty communication systems and has deployed wireless networks for many corporate, government and educational clients including the the National Oceanic and Atmospheric Administration (NOAA), Verizon, BellSouth, Comcast, Time Warner, University of Florida and Puerto Rico Telephone.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Letter Agreement between the Company and Southeastern Communications Systems, Inc., dated as of June 22, 2006

99.1	Press Release, dated June 26, 2006, issued by WPCS International Incorporated.

SIGNATURE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Dated: June 26, 2006	By:	/s/ ANDREW HIDALGO
Andrew Hidalgo
President